UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 21, 2018
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2018, Triple-S Salud, Inc., a Puerto Rico insurance company (“Triple-S”) and managed care subsidiary of Triple-S Management Corporation (the “Company”), entered into a contract with the Puerto Rico Health Insurance Administration (“ASES” by its Spanish acronym) (the “Contract”). Under the Contract, Triple-S will offer health care services to Medicaid and Child Health Insurance subscribers for the Government of Puerto Rico’s revised Medicaid health insurance program. The Contract requires managed care organizations to serve subscribers on an island-wide basis, rather than assigning each managed care organization specific regions (as was the case under the Government of Puerto Rico’s previous Medicaid health insurance program).

The Contract commences on November 1, 2018 and expires on September 30, 2021. Under the terms of the Contract, Triple-S is responsible for the provision of medical, mental, pharmacy and dental healthcare services on an at-risk basis to subscribers who enroll with Triple-S.  ASES will pay Triple-S a rate per member per month that will vary depending on the particular clinical condition or category of the subscriber as set forth in Attachment 11 to the Contract, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2.  The Contract, which changes the manner in which subscribers will be offered health care services, initially assigned Triple-S approximately 280,000 subscribers.  Once the term of the Contract commences, subscribers will have approximately three months to select their insurance carriers, during which time, managed care organizations will be able to compete for membership across Puerto Rico.

The Contract also provides for the payment of civil monetary penalties or liquidated damages by Triple-S to the extent it does not meet its obligations, which damages vary in amount depending on the nature of Triple-S’s default. In lieu of imposing any liquidated damages, penalties or sanctions against Triple-S, ASES may withhold an amount not to exceed 10% of the per member per month payment for certain limited events of non-compliance, until such event is cured. Moreover, the Contract contains representations and warranties and indemnity, termination and default provisions customary for these types of transactions with the Government of Puerto Rico. Finally, the Contract contains certain termination rights for both Triple-S and ASES, including the right to terminate the Contract as a result of insufficient government funds to pay ASES’s obligations under the Contract.

The foregoing summary of the terms and conditions of the Contract is subject to, and qualified in its entirety by, the full text of the Contract which will be filed with the Company’s next periodic filing under the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

On September 25, 2018, the Company issued a press release announcing that Triple-S Salud, Inc., managed care subsidiary of the Company, entered into a contract with the Puerto Rico Health Insurance Administration (ASES) to administer healthcare services for the Government’s revised Medicaid health insurance program. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) The following items are filed as exhibits to this report:

99.1 Press release of Triple-S Management Corporation, dated September 25, 2018.

99.2 Attachment 11 to the Contract specifying the per member per month rates payable to Triple-S for particular subscribers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: September 27, 2018	By:	/s/ Roberto García Rodríguez
Name: Roberto García Rodríguez
Title: President and CEO